THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May
22, 1998, is between SHOPKO STORES, INC., a corporation duly organized and existing under the laws of the state of Wisconsin (herein called the "Company"), having its principal office at 700 Pilgrim Way, Green Bay,
Wisconsin 54304 and U.S. BANK TRUST NATIONAL
ASSOCIATION (f/k/a First Trust National Association), a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee").

                RECITALS OF THE COMPANY

     Upon the merger of ShopKo Stores, Inc., a corporation duly organized and existing under the laws of the state of Minnesota (the "Predecessor"), with and into the Company, the Company and the Trustee shall be parties to an Indenture, dated as of March 12, 1992
(the "Indenture"), relating to the Company's 9.25%
Senior Notes due March 15, 2022. Capitalized terms used herein and not otherwise defined shall have the same meanings given to them in the Indenture.

     The Company has requested the Trustee to join with it in the execution and delivery of this First
Supplemental Indenture in order to supplement the Indenture to permit the Predecessor to merge with and into the Company.

     Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders, to evidence the succession of another Person to the Predecessor and the assumption by any such successor to the covenants of the Predecessor in the Indenture and in the Securities.

     The Company has determined that this First
Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders.

     The Company has furnished the Trustee with such documents as may have been required by Section 801 of the Indenture.

     All things necessary to make this First
Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, or of series thereof, as follows:

     The Company hereby expressly assumes the due and punctual payment of the principal of and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Predecessor to be performed or observed.

GENERAL PROVISIONS

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The
Trustee makes no representation as to the validity of the First Supplemental Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects hereby ratified and confirmed.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                           SHOPKO STORES, INC.



                           By: /s/ Dale P. Kramer
                              ----------------------------
                              Dale P. Kramer, Chairman,
                              President and Chief
                              Executive Officer

Attest:

/s/ Richard D. Schepp
----------------------
Richard D. Schepp,
Secretary


                           U.S. BANK TRUST NATIONAL
                           ASSOCIATION



                           By: /s/ Richard H. Prokosch
                               -------------------------
                               Richard H. Prokosch
                               Assistant Vice President

Attest:

/s/ C. Hatfield
-------------------
C. Hatfield


STATE OF WISCONSIN  )
                    )         SS.:
COUNTY OF MILWAUKEE)

       On the 22nd  day of May, 1998, before
me personally came Dale P. Kramer, to me known, who, being by me duly sworn, did depose and say that he is Chairman, President and Chief Executive Officer of
ShopKo Stores, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal;
that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                          /s/ Julie E. Hoberg
                          -----------------------------
                          My Commission Expires 6/18/00




STATE OF MINNESOTA  )
                    )         SS.:
COUNTY OF RAMSEY    )

     On the 22nd day of May, 1998, before me personally came Richard H. Prokosch, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of U.S. Bank Trust National
Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that is was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                          /s/ Gina M. Vittori
                          -----------------------------
                          My Commission Expires 1/31/00